Exhibit 24.1
POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory J. Hayes, Anthony F. O’Brien and Frank R. Jimenez as attorney-in-fact, with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign each Registration Statement on Form S-4 or Form S-8 (the “Registration Statements”) to be filed in connection with the merger in which Raytheon Company became a wholly owned subsidiary of the Registrant, and any and all amendments (including post-effective amendments) to any such Registration Statement, and to sign any registration statement for the same offering covered by any of the Registration Statements that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Tracy A. Atkinson	Director	April 3, 2020
Tracy A. Atkinson

/s/ Lloyd J. Austin III	Director	April 3, 2020
Lloyd J. Austin III

/s/ Gregory J. Hayes	Director	April 3, 2020
Gregory J. Hayes

/s/ Thomas A. Kennedy	Executive Chair of the Board of Directors	April 3, 2020
Thomas A. Kennedy

/s/ Marshall O. Larsen	Director	April 3, 2020
Marshall O. Larsen

/s/ George R. Oliver	Director	April 3, 2020
George R. Oliver

/s/ Robert K. Ortberg	Director	April 3, 2020
Robert K. Ortberg

/s/ Margaret L. O’Sullivan	Director	April 3, 2020
Margaret L. O’Sullivan

/s/ Dinesh C. Paliwal	Director	April 3, 2020
Dinesh C. Paliwal

/s/ Ellen M. Pawlikowski	Director	April 3, 2020
Ellen M. Pawlikowski

/s/ Denise L. Ramos	Director	April 3, 2020
Denise L. Ramos

/s/ Fredric G. Reynolds	Director	April 3, 2020
Fredric G. Reynolds

/s/ Brian C. Rogers	Director	April 3, 2020
Brian C. Rogers

/s/ James A. Winnefeld, Jr.	Director	April 3, 2020
James A. Winnefeld, Jr.

/s/ Robert O. Work	Director	April 3, 2020
Robert O. Work